Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 16, 2023, relating to the financial statements of Altamira Therapeutics Ltd., appearing in the Annual Report on Form 20-F of Altamira Therapeutics Ltd. for the year ended December 31, 2023.

Deloitte AG

/s/ Roland Mueller	/s/ Adrian Kaeppeli
Auditor in Charge

Zurich, Switzerland

April 10, 2024